UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41277	87-0620495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10740 Thornmint Road, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The relevant information in Item 5.02 on this Current Report on Form 8-K, regarding the RSU (as defined below) is incorporated herein by reference. The shares of common stock underlying the RSU were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of William Febbo from the Board of Directors

On July 5, 2023, William Febbo resigned from the board of directors (the “Board”) of Modular Medical, Inc. (the “Company”) effective immediately. Mr. Febbo’s resignation was not due to a disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Duane DeSisto to the Board of Directors

On July 5, 2023, the Board appointed Duane DeSisto, 68, to serve as a member of the Board and to chair the Compensation Committee of the Board, effective immediately. The Board believes that Mr. DeSisto’s experience, which includes over 45 years of progressive management experience and over 25 years of experience in the medical device industry as a member of senior management and as a board member at multiple public companies makes him ideally qualified to serve as a member of the Board.

From 2001 to 2014, Mr. DeSisto served as the chief executive officer of Insulet Corporation, manufacturer of the world’s first patch insulin pump. Prior to 2001, he held executive positions with Paper Exchange, an Ebusiness solution for the pulp and paper industry, AAI-Foster Grant, a sunglass and eyeglass provider to point-of-purchase retail, and Zoll Medical, a defibrillator manufacturer. Mr. DeSisto holds an undergraduate degree from Providence College and a masters of business administration degree from Bryant University.

Family Relationships

Mr. DeSisto does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. DeSisto reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment to the Board, Mr. DeSisto was granted a restricted stock unit for 250,000 shares of the Company’s common stock (the “RSU”). The RSU vests quarterly over a three-year period, subject to Mr. DeSisto’s continued service with the Company. As a non-employee director of the Company, Mr. DeSisto will participate in the same compensation arrangements as the other non-employee directors of the Company, whereby for each year of service, he will be entitled to receive $30,000 annually, paid in quarterly installments in either cash, options to purchase shares of the Company’s common stock or in shares of common stock of the Company, as directed by Mr. DeSisto based on an annual election. In addition, Mr. DeSisto will also receive an annual service equity award of $100,000 paid in quarterly installments in either options to purchase shares of the Company’s common stock or shares of the Company’s common stock, as directed by Mr. DeSisto based on an annual election.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release Dated July 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Schedules and/or exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: July 10, 2023	By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer

3